UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

ASB Bancorp, Inc.

(Exact Name of Registrant As Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

001-35279	45-2463413
(Commission File Number)	(I.R.S. Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801

(Address of Principal Executive Offices)  (Zip Code)

(828) 254-7411

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On January 20, 2016, ASB Bancorp, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Asheville Savings Bank (the “Bank”), entered into an Agreement (the “Agreement”) with Seidman and Associates, L.L.C. (“SAL”), Seidman Investment Partnership, L.P. (“SIP”), Seidman Investment Partnership II, L.P. (“SIPII”), Seidman Investment Partnership III, L.P. (“SIPIII”), LSBK06-08, L.L.C. (“LSBK”), Broad Park Investors, L.L.C. (“Broad Park”), Chewy Gooey Cookies, L.P. (“Chewy”), 2514 Multi-Strategy Fund, L.P. (“2514 MSF”), CBPS, LLC (“CBPS”), Veteri Place Corporation (“Veteri”), JBRC I, LLC (“JBRC”), and Lawrence B. Seidman, an individual (“Seidman” and collectively with SAL, SIP, SIPII, SIPIII, LSBK, Broad Park, Chewy, 2514 MSF, CBPS, Veteri, and JBRC, the “Seidman Group”), and Kenneth J. Wrench (“Wrench”), an individual who was recommended by the Seidman Group for appointment to the Boards of Directors of the Company and the Bank. The Seidman Group owns approximately 6.7% of the outstanding shares of the Company’s common stock.

The Agreement provides that Seidman will be appointed by the Company to the class of directors whose term expires at the Annual Meeting of Shareholders to be held in May 2016 (the “2016 Annual Meeting”) and will be renominated at the 2016 Annual Meeting to a term to expire at the Annual Meeting of Shareholders to be held in May 2019. Seidman will also be appointed to the Board of Directors of the Bank for a similar term.

The Agreement further provides that Wrench will be appointed by the Company to the class of directors whose term expires at the Annual Meeting of Shareholders to be held in May 2018 (the “2018 Annual Meeting”) and will be renominated at the 2016 Annual Meeting to a term to expire at the 2018 Annual Meeting. Wrench will also be appointed to the Board of Directors of the Bank for a similar term.

During the term of the Agreement, which, with respect to the Seidman Group, is scheduled to continue for so long as Seidman (or his replacement director as provided under the Agreement) remains on the Board of Directors of the Company or the Bank and, with respect to Wrench, is scheduled to continue for so long as Wrench (or his replacement director as provided under the Agreement) remains on the Board of Directors of the Company or the Bank, the Seidman Group and Wrench will not, among other things, solicit proxies in opposition to any recommendations or proposals of the Company’s Board of Directors, initiate or solicit shareholder proposals or seek to place any additional representatives on the Company’s Board of Directors (other than any replacement director as provided under the Agreement), oppose any proposal or director nomination submitted by the Board of Directors to the Company’s shareholders, vote for any nominee to the Company’s Board of Directors other than those nominated or supported by the Board of Directors, seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank (although nothing in the Agreement will prevent either Seidman or Wrench from expressing their views to other members of the Board or management or otherwise engaging in lawful acts in their capacities as directors), propose or seek to effect a merger or sale of the Company, or initiate litigation against the Company.

In addition, during the term of the Agreement, the Seidman Group and Wrench have agreed to vote in favor of the nominees for election or re-election as directors of the Company selected by the Board of Directors.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit
No.	Description of Exhibit

10.1	Agreement, dated January 20, 2016, by and among ASB Bancorp, Inc., Asheville Savings Bank, Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Seidman Investment Partnership III, L.P., LSBK06-08, L.L.C., Broad Park Investors, L.L.C., Chewy Gooey Cookies, L.P., 2514 Multi-Strategy Fund, L.P., CBPS, LLC, Veteri Place Corporation, JBRC I, LLC, Lawrence B. Seidman, and Kenneth J. Wrench.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASB BANCORP, INC.

By:	/s/ Suzanne S. DeFerie
Name:	Suzanne S. DeFerie
Title:	President and Chief Executive Officer

Dated: January 21, 2016

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

10.1	Agreement, dated January 20, 2016, by and among ASB Bancorp, Inc., Asheville Savings Bank, Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Seidman Investment Partnership III, L.P., LSBK06-08, L.L.C., Broad Park Investors, L.L.C., Chewy Gooey Cookies, L.P., 2514 Multi-Strategy Fund, L.P., CBPS, LLC, Veteri Place Corporation, JBRC I, LLC, Lawrence B. Seidman, and Kenneth J. Wrench